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                                                                      Exhibit 99


FOR IMMEDIATE RELEASE

              VERTEX PHARMACEUTICALS TO ACQUIRE AURORA BIOSCIENCES
  -- VERTEX TO INTEGRATE AURORA'S CORE STRENGTHS IN CELL ASSAY DEVELOPMENT AND ULTRA HIGH THROUGHPUT SCREENING TO ACCELERATE DRUG DISCOVERY IN GENE FAMILIES --

APRIL 30, 2001, SAN DIEGO, CA AND CAMBRIDGE, MA -- Vertex Pharmaceuticals Incorporated (Nasdaq:VRTX) and Aurora Biosciences Corporation (Nasdaq: ABSC) announced today that they have signed a definitive agreement whereby Vertex will acquire Aurora in a stock-for-stock transaction. The fully-diluted equity value of the transaction is approximately $592 million. The agreement will unite Aurora's industry-leading assay development, screening and cell biology capabilities with Vertex's integrated drug discovery expertise, creating a comprehensive, scalable platform for systematically accelerating drug candidate output in target-rich gene families. The combination of Vertex's and Aurora's technology and expertise is expected to:

     o    increase the flow of novel drug candidates into development,

     o    accelerate the creation of a broad intellectual property estate, and

     o provide enhanced opportunities for major drug discovery, development and commercial alliances.

Under the terms of the agreement, which have been approved by the Boards of Directors of both Vertex and Aurora, each share of Aurora will convert into shares of newly issued Vertex common stock at a fixed ratio of 0.62 shares of Vertex common stock for each share of Aurora common stock. Based on the closing price of Vertex stock of $39.25 on April 27, 2001, the fixed exchange ratio implies a price of $24.34 per Aurora share, a 44 percent premium to the closing price of $16.85 on April 27, 2001. Vertex will be obligated to issue a total of approximately 14.0 million shares of common stock in exchange for Aurora's outstanding common stock, and Aurora options will be equitably converted to Vertex options. The transaction will be structured as a tax-free share exchange and is intended to be accounted for as a pooling-of-interests. Directors and officers of both companies have agreed to vote their shares in favor of the merger. The merger is subject to approval by both Vertex's and Aurora's shareholders, regulatory approval and other closing conditions, and is expected to close in the third quarter of 2001. The transaction, excluding merger-related expenses, is not expected to materially affect Vertex's previously announced net operating results projections for 2001. As of December 31, 2000, Aurora had approximately $100 million in net cash.


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After the merger, Aurora will operate as a wholly-owned subsidiary of Vertex
Pharmaceuticals and will continue to carry the Aurora name. Aurora will continue to pursue its strategy of collaborating with new and existing partners in all capacities. Harry Stylli, Ph.D., Aurora's Senior Vice President of Commercial Development, will be president of the Aurora subsidiary.

"Aurora has developed a compelling suite of technologies that has the potential to accelerate target selection, lead generation and optimization, drug candidate selection and establishment of clinical proof-of-concept across multiple gene families," said Joshua Boger, Ph.D., Vertex's Chairman and CEO. "By integrating Aurora's capabilities within Vertex's chemogenomics platform, we believe we will be able to rapidly expand research into major new gene families, as well as enhance our existing multi-target research programs in the kinase and caspase gene families. In addition, we believe that Aurora's proteomics and assay development expertise are broadly applicable in our clinical programs, and will enable us to more rapidly establish the therapeutic profile of our development-stage drug candidates."

"This merger fulfills a near term goal that we have emphasized over the past six months in our public communications and guidance to the financial community, which is to extend our leadership position in gene family-based drug discovery through internal expansion and complementary acquisitions," added Dr. Boger.

"Our core strengths in assay development and ultra high throughput screening are an excellent strategic fit with Vertex's chemogenomics platform," said Stuart J.M. Collinson, Ph.D., Aurora's Chairman, CEO and President, who will join Vertex's Board of Directors when the merger closes. "The agreement with Vertex significantly accelerates our comprehensive drug discovery initiatives and creates new and enhanced partnership opportunities in the years ahead. Together with Vertex, we believe that we can immediately and systematically boost our collective research output in multiple gene families, creating near and long-term value for shareholders."

VERTEX AND AURORA: DRUG DISCOVERY ADVANTAGES IN MULTIPLE MAJOR GENE FAMILIES The combined company will have one drug on the market, the HIV protease inhibitor Agenerase(R), and 12 drug candidates in clinical development targeting the treatment of viral diseases, cancer, autoimmune and inflammatory diseases, and neurological diseases. The combined company's integrated technology platform will be supported by more than 25 collaborative and licensing agreements with research institutions and major pharmaceutical companies, including American Home Products, Aventis, Bristol-Myers Squibb, GlaxoSmithKline, Eli Lilly, Johnson & Johnson, Merck, Novartis, Pfizer, Pharmacia and Roche.


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Vertex has extensive efforts underway to discover and develop small molecule inhibitors for specific targets in the kinase and caspase gene families, and the merger is expected to significantly enhance Vertex's drug discovery capabilities in these and other major gene families and target classes. The merger enables Vertex to integrate Aurora's industry-leading capabilities in the development of cell-based assays and screening instrumentation for use in drug discovery directed at ion channels, g-protein coupled receptors (GPCRs), kinases, proteases and phosphatases, and for use in target validation in a wide range of gene families. Vertex's ongoing drug discovery efforts will also benefit from Aurora's predictive pharmacology and proteomics technologies, which use high-throughput assessments of toxicology and metabolic markers to establish therapeutic proof-of-concept and safety of drug candidates in early clinical testing. Aurora's recent acquisition of PanVera, a specialty supplier of high quality recombinant proteins, provides a further, valuable asset in drug discovery.

Based on the companies' combined drug discovery advantages in gene families, Vertex and Aurora foresee enhanced business development and commercial opportunities. This expectation is based on enhanced productivity in discovery and development, leading to an increased output in proprietary new small molecule drug candidates. Existing and new corporate collaborations will continue to be important sources of revenue for the combined company.

First-quarter financial results for Aurora are expected to be consistent with previous guidance. Further information regarding Aurora's first-quarter results will be disclosed on May 3, 2001.

Vertex was advised by Merrill Lynch and Aurora was advised by Goldman Sachs.

ABOUT AURORA
Aurora Biosciences(R) is a drug discovery company that uses proprietary advances in biology, chemistry and automation to accelerate the discovery of new medicines. Aurora's core technologies include a broad portfolio of proprietary fluorescence assay technologies and screening platforms designed to provide an integrated solution for drug discovery. Aurora's fluorescence assay technologies include GeneBLAzer-TM-, GenomeScreen-TM-, PhosphoryLIGHT-TM- and Vivid-TM-technologies, as well as a broad collection of fluorescent proteins.

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Aurora's screening platforms include an ultra high throughput screening system, the UHTSS(R) Platform, Aurora's automated master compound store, the AMCS, and an ion channel technology screening platform, which includes Aurora's proprietary voltage sensor probes and a voltage ion probe reader, the VIPR-TM-subsystem. Aurora also provides assay development and screening services as part of its drug discovery collaborations. Aurora's Big Biology-TM- initiative is an internal drug discovery program focused on the identification of promising preclinical candidates within all major classes of gene targets. Aurora's technologies and drug discovery capabilities have been commercially validated by over 20 major life sciences companies and research organizations, including American Home Products, Bristol-Myers Squibb, Ceres, Cystic Fibrosis Foundation, Eli Lilly, Families of SMA, GlaxoSmithKline, Genentech, Johnson & Johnson, Merck, NV Organon Laboratories, Pfizer, Pharmacia and Roche.

ABOUT VERTEX
Vertex Pharmaceuticals Incorporated is a global biotechnology company. Vertex seeks to discover, develop, and commercialize major pharmaceutical products independently and with partners. Chemogenomics, Vertex's proprietary, systematic, genomics-based platform, is designed to accelerate the discovery of new drugs and to expand intellectual property coverage of drug candidate compounds and classes of related compounds. This approach, which targets gene families, has formed the basis for several commercial collaborations that retain rights to downstream revenue for Vertex. Vertex's first approved product is Agenerase(R) (amprenavir), an HIV protease inhibitor, which Vertex co-promotes with GlaxoSmithKline. Vertex has 12 drug candidates in development to treat viral diseases, inflammation, cancer, autoimmune diseases and neurological disorders.

Safe Harbor Statement
This press release contains forward-looking statements about Vertex, Aurora, and the proposed merger. While management of Aurora and Vertex make their best efforts to be accurate in making forward-looking statements, any such statements are subject to risks and uncertainties that could cause actual results to vary materially. The forward-looking statements in this release address the following subjects: the expected benefits that could be realized by the combined company, including the combined company's ability to (i) significantly enhance Vertex's drug discovery and research capabilities, (ii) create a comprehensive, scalable platform for systematically accelerating drug candidate output in target-rich gene families, (iii) accelerate the creation of a broad intellectual property estate, (iv) accelerate target selection, lead generation, lead optimization, and drug candidate selection using Aurora's technologies, (v) extend Vertex's position in gene family-based drug discovery, (vi) continue to derive revenues from existing and new corporate collaborations, (vii) immediately and systematically boost research output in multiple gene families, creating near and long-term value for shareholders, (viii) maintain existing, and develop new, strategic collaborations, and (ix) realize enhanced business development and commercial opportunities.


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Additional forward-looking statements relate to the expected closing date of the merger, value of the Vertex consideration that the Aurora stockholders will receive on the closing date, the effect the transaction, excluding merger-related expenses, is expected to have on Vertex's previously announced net operating results projections for 2001, and the expectation that Aurora's first-quarter financial results will be consistent with previous guidance.
Vertex disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: costs related to the merger, failure of Vertex's or Aurora's stockholders to approve the merger, Vertex's or Aurora's inability to satisfy the conditions of the merger, the risk that Vertex's and Aurora's businesses will not be integrated successfully, the termination of existing Aurora pharmaceutical and biotechnology collaborations, the combined company's inability to further identify, develop and achieve commercial success for new products and technologies, the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials, the risk that clinical trials may not result in marketable products, the risk that the combined company may be unable to successfully finance and secure regulatory approval of and market its drug candidates, risks associated with Aurora's new and uncertain technology, dependence upon pharmaceutical and biotechnology collaborations, the development of competing systems, the combined company's ability to protect its proprietary technologies, patent-infringement claims, risks of new, changing and competitive technologies and regulations in the U.S. and internationally.

Investors and security holders are advised to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available, because it will contain important information. Such joint proxy statement/prospectus will be filed with the Securities and Exchange Commission by Vertex and Aurora. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by Vertex and Aurora at the Securities and Exchange Commission's web site at www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained from Vertex by directing such request to Vertex Pharmaceuticals, 130 Waverly Street, Cambridge, MA 02139, Attn: Investor Relations, tel: (617) 577-6000; e-mail: InvestorInfo@vpharm.com. The joint proxy statement/prospectus and such other documents may also be obtained from Aurora by directing such request to Aurora Biosciences, 11010 Torreyana Road, San Diego, CA 92121, Attn: Investor Relations, tel: 858-404-6600; e-mail: ir@aurorabio.com.

Aurora and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Aurora with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Aurora's Proxy Statement for its 2001 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 18, 2001. This document is available free of charge at the Securities and Exchange Commission's web site at http://www.sec.gov and from Aurora and Vertex.


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Agenerase(R) is a trademark of the GlaxoSmithKline group of companies.
Aurora Biosciences(R), Big Biology-TM-, GeneBLAzer-TM- GenomeScreen-TM-PhosphoryLIGHT-TM- UHTSS-TM-, VIPR-TM- and Vivid-TM- are trademarks of Aurora Biosciences Corporation.

Vertex's press releases are available at www.vrtx.com, or by fax-on-demand at
(800) 758-5804-- Code: 938395.

CONFERENCE CALL AND WEBCAST
Vertex and Aurora will host a conference call on April 30, 2001 at 9:00 a.m. ET to review the merits of the transaction. The call-in numbers are as follows:
U.S./Canada: 800-374-0296; International: 706-634-2394. A replay of the call will be available at 11:00 a.m. ET. The call-in numbers for the replay are as follows: U.S./Canada: 800-642-1687; International: 706-645-9291. The replay conference ID is 958173. The conference call will also be broadcast via the Internet at www.vrtx.com in the investor center.

VERTEX CONTACTS:
Lynne H. Brum, Vice President, Corporate Communications and Market Development,
(617) 577-6614, or
Michael Partridge, Associate Director, Corporate Communications, (617) 577-6108, or Katie Burns, Manager, Investor Relations, (617) 577-6656, or Renee Connolly, Assistant Vice President, Noonan/Russo Communications, (212) 696-4455 ext. 227

AURORA CONTACT:
Doug Farrell, Senior Director, Investor Relations and Corporate Communications
Telephone:  (858) 404-6767
Fax:  (858) 404-6714
Email:  ir@aurorabio.com


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